EXHIBIT 15
                             ARTHUR ANDERSEN LLP





To Jacobson Stores Inc.:

We are aware that Jacobson Stores Inc. has incorporated by reference in its Form S-8 Registration Statements File Nos. 2-88295, 033-53469 and 333-31989 and Form S-2 File No. 33-10532 its Form 10-Q for the quarter ended October 25, 1997, which includes our report dated November 7, 1997, covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


                              Very truly yours,



                                               /s/  Arthur Andersen LLP
                                               ------------------------
                                                  ARTHUR ANDERSEN LLP

Detroit, Michigan
December 5, 1997